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                                                                    EXHIBIT 10.6


                               DEAN FOODS COMPANY
                      EXECUTIVE INCENTIVE COMPENSATION PLAN

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PURPOSE:                 To (i) align executive compensation with the long-term
                         interests of our shareholders, (ii) motivate executive management to create sustained shareholder value, and
                         (iii) ensure retention of key executive personnel by ensuring that compensation remains competitive.

PARTICIPANTS:            The executive officers of Dean Foods Company, including
                         the Chief Executive Officer ("CEO"), the Chief
                         Financial Officer, the Chief Administrative Officer and
                         General Counsel and the Senior Vice President -
                         Corporate Development of Dean Foods Company ("Dean
                         Foods"), the President of the Dean Dairy Group, and the President of WhiteWave Foods (the "Participants").

TARGET BONUS:            Each Participant will have a target bonus equal to a
                         specified percentage of his or her base salary that could range from approximately 50% to 150% of his or her base salary, as determined by the Compensation
                         Committee of the Board of Directors of Dean Foods (the
                         "Committee") in its sole discretion (the "Target
                         Bonus"). The amount of the Target Bonus to be paid will range from 0% to 200% of the Target Bonus, depending on the level of achievement of the performance criteria established by the Committee.

CORPORATE PARTICIPANT    Each executive officer of Dean Foods who is a
BONUS CRITERIA:          Participant in the Plan, other than the Presidents of
                         Dean Dairy Group and WhiteWave Foods, (the "Corporate
                         Participants") will be eligible to receive incentive compensation based on Dean Foods' achievement of its
                         (i) adjusted earnings per share target for each calendar year and (ii) targeted growth in adjusted earnings per share over the prior year, in each case as determined each year and as may be modified from time to time by the Committee.

                         EPS TARGET COMPONENT. 40%(1) of a Corporate
                         Participant's Target Bonus will be determined based upon the percentage that Dean Foods' fully diluted earnings per share for the year, before non-recurring items and restructuring charges ("Adjusted EPS") bears to the Adjusted EPS target (the "EPS Target Component") and the payout percentages determined by the Committee. No bonuses will be paid based on the EPS Target Component unless Adjusted EPS exceeds a specified minimum percentage of the Adjusted EPS target, which percentage shall be determined annually by the Committee.

                         EPS GROWTH COMPONENT. 40%(1) of a Corporate
                         Participant's Target Bonus will be determined based on growth in Adjusted EPS over the prior year's Adjusted EPS (the "EPS Component") and the payout percentages determined by the Committee. No bonuses will be paid based on the EPS Growth Component unless the growth in Adjusted EPS equals or exceeds the growth target established by the Committee.
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(1) 50% for CEO


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                         INDIVIDUAL COMPONENT. The remaining 20% of the Target
                         Bonus for each Corporate Participant (other than the CEO) will be determined based on the Individual Component described below.

WHITEWAVE FOODS          80% of the Target Bonus for the President of WhiteWave
CRITERIA:                Foods will be based on the business unit achieving
                         specified targets for (i) net sales, (ii) operating margin and (iii) operating income (before management fees) for the year, as determined annually by the Committee.

                         Performance against the specified targets will be determined by calculating the percentage that actual performance in each category bears to the applicable target and averaging the three percentages (the "Average Performance Percentage") and applying the payout percentages determined by the Committee.

                         The remaining 20% of the Target Bonus for each WhiteWave Participant will be based on the Individual Component described below.

DAIRY GROUP CRITERIA:    40% of the Target Bonus for the President of the Dairy
                         Group (the "Growth Component") will be based on the
                         growth in operating income for the Dairy Group for the
                         year over operating income for the preceding year, as
                         the same may be adjusted by the Compensation Committee
                         (the "Baseline Operating Income"), (i) 40% of his
                         Target Bonus (the "Operating Income Component") will be
                         based on the Dairy Group achieving its annual operating
                         income target as determined annually by the Committee
                         (the "Operating Income Target") and (ii) the remaining
                         20% of his Target Bonus will be based on the Individual
                         Component described below. No portion of the Growth
                         Component of the Target Bonus will be paid unless
                         actual operating income exceeds minimum specified
                         growth over the prior year's Baseline Operating Income
                         as determined annually by the Committee.
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                         Any operating income resulting from acquisitions made
                         during the year (or directly related costs) shall be excluded from the calculation of annual operating income for purposes of both the Growth Component and the Operating Income Component.

INDIVIDUAL COMPONENT:    A portion (20%) of the Target Bonus of each Participant
                         (other than the CEO) will be based on his or her attainment of individual performance objectives established or approved by the Committee and generally relating to (i) promoting and instituting a culture of compliance with the Company's Code of Ethics and other policies, and (ii) the achievement of financial, operating or strategic goals established from time to time, with the balance of the Target Bonus
                         (80%) being determined based on the other components applicable to such Participant. In the event the individual's business unit or company results exceed targets, the individual payout percentage will be increased (but not decreased) by the applicable payout percentage for such company or business unit.

ADJUSTMENT OF TARGETS:   Upon the recommendation of the CEO, the Committee may
                         (but has no obligation to) adjust any of the bonus targets upon the occurrence of extraordinary events or circumstances. Significant acquisitions or dispositions of assets or companies or issuances or repurchases of common stock or other equity interests may, at the Committee's discretion, result in an adjustment to a target.

ELIGIBILITY:             A Participant must be a full time employee as of the
                         date payments under the Plan are made to be eligible to receive a bonus. Bonus payments are typically made within 60 days of the end of the applicable measurement year.

SPECIAL AWARDS:          Upon recommendation of the CEO, the Committee may make
                         special awards to Participants in the Plan in recognition of extraordinary achievement which has created or will create long-term value for Dean Foods and its shareholders. These awards may take the form of restricted stock, stock options or additional cash compensation.
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